EXHIBIT 21.1

                        SUBSIDIARIES OF THE REGISTRANT

                                                State of Incorporation
Name                                                or Organization
----                                            ----------------------

Amber Resources Company of Colorado                    Delaware

Piper Petroleum Company                                Colorado

Delta Exploration Company, Inc.                        Colorado

Castle Texas Exploration Limited Partnership           Texas